UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2020

Janus Henderson Group plc

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

201 Bishopsgate

EC2M 3AE

United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

+44 (0) 20 7818 1818

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Janus Henderson Group plc is supplementing the risk factors set forth under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K”) with the new risk factor set forth below. This risk factor should be read in conjunction with the risk factors set forth in the 2019 10-K.

Our results of operations have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The COVID-19 pandemic has severely impacted, and will likely continue to severely impact, global economic conditions, resulting in substantial volatility in the global financial markets; increased unemployment; and operational challenges such as the temporary closures of businesses and increased remote work protocols. Governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing sheltering-in-place directives, stimulus and liquidity programs, and cutting interest rates, though it is unclear whether these or future actions will be successful in countering the economic disruption caused by COVID-19. If the pandemic is prolonged or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy could deepen, and our results of operations and financial condition in future quarters also could be adversely affected.

Towards the end of the first quarter of 2020 and into April 2020, the pandemic impacted our business and results of operations, and such impact could be greater in future quarters if conditions persist (e.g., widespread illness, quarantines, cancellation of events and travel, business and school shutdowns, supply chain disruptions, reductions in business activity, elevated levels of unemployment, and overall economic and financial market instability). Material impacts on our business may be possible, including the following:

•	Further decreases in revenues resulting from a decline in our AUM, the value and composition of which have been negatively impacted by the significant decline in the global financial markets;

•	Further decreases in AUM and increases in expenses resulting from volatility in foreign currency exchange rates, which directly impact our revenue and expenses as well as the valuation of our assets and liabilities denominated in foreign currencies;

•	Impairments in the value of intangible assets and goodwill on our balance sheet due to further declines in our AUM and continuing economic uncertainty caused by COVID-19;

•	Possible constraints on liquidity and capital, whether due to further decreases in revenues, further impairment charges or regulatory actions; and

•	Possible disruption of our business operations if our business continuity plan and the measures we have put in place to continue operations during the pandemic are not effective or are not sustainable over time.

The extent to which COVID-19 and the related global economic crisis affects our business, results of operations, and liquidity and financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period; future actions taken by governmental authorities, central banks and other third parties in response to the pandemic; and the effects on our clients, counterparties, employees and third-party service providers. Moreover, the effects of the pandemic could have an impact on many of the other risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: April 29, 2020	By:	/s/ Roger Thompson
Roger Thompson Chief Financial Officer

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